EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT ( this "Agreement"), is made and entered into as of September 30, 1997 by and among FOCUS ENHANCEMENTS, INC., a Delaware corporation with its principal place of business located at 142 North Road, Sudbury, Massachusetts 01776 ("Seller"), and ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC., a Florida corporation with its principal place of business located at 1810 N.E. 144th Street, North Miami, Florida 33181 ("Purchaser").

                                    RECITALS

         WHEREAS, Seller is the owner of, among other assets, certain supplier lists, individual supplier contracts, customer lists, individual customer contracts, inventory, accounts and relationships developed and used in its networking business (the "Business"). Seller is prepared to sell said assets (as more particularly described below) and the Business to Purchaser upon the terms and conditions hereinafter set forth. Purchaser is prepared to purchase from Seller said assets and the Business upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements and conditions contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. ASSETS TO BE SOLD. Seller hereby agrees to sell, convey, grant, assign, transfer and deliver to Purchaser at the Closing (as defined below in SECTION 5), on the terms and subject to the conditions set forth in this Agreement, all of Seller's right, title and interest in and to the assets described below (the "Assets"):

                  1.1 SUPPLIER LISTS AND ACCOUNTS. All of Seller's supplier lists ("Supplier Lists"), accounts, records and supplier relationships relating to the Business, all as more particularly described on SCHEDULE 1.1 hereto; (The parties hereto acknowledge that SCHEDULE 1.1 is not complete. Seller shall, as soon as practicable but in no event more than ten (10) days after the Closing, revise SCHEDULE 1.1 to reflect all open purchase orders from Seller's vendors being transferred hereunder.)

                  1.2 CUSTOMER LISTS AND ACCOUNTS. All of Seller's customer lists including address, contact person, telephone and telecopier numbers ("Customer Lists"), purchase orders or purchase commitments owed to Seller as of the Closing Date (AS DEFINED BELOW IN SECTION 5), accounts, records and customer relationships relating to the Business, all as more particularly described on
SCHEDULE 1.2 hereto; (The parties hereto acknowledge that SCHEDULE 1.2 is not complete. Seller shall, as soon as practicable but in no event more than ten
(10) days after the Closing, revise SCHEDULE 1.2 to reflect (i) all of Seller's customers of the Business to which sales were made in the twelve (12) month period prior to the Closing, and (ii) all open purchase orders from Seller's customers being transferred hereunder.)

                  1.3 MARKETING AND ADVERTISING. All of Seller's prepaid marketing and advertising materials and services, and customer relationships relating to the Business, all as more particularly described on SCHEDULE 1.3 hereto;

                  1.4 INTELLECTUAL PROPERTY. All of Seller's right, title and interest in and to the proprietary rights of Seller in the Business, including, without limitation, the trade name "Focus Networking", any other trade names, trademarks, service marks, logos, copyrights, licenses, patents, patent applications, trade secrets, technology, know how, formulae, designs and drawings, software, processes, operating rights and other intellectual property used in the conduct of the Business or in connection with the Assets, as well as any goodwill developed through the use thereof (collectively, the "Intellectual Property"), as more particularly described on SCHEDULE 1.4 hereto.

         2.       INVENTORY TO BE SOLD.

                  (a) Seller hereby agrees to sell, convey, grant, assign, transfer and deliver to Purchaser at the Closing (as defined below), on the terms and subject to the conditions set forth in this Agreement, all of Seller's right, title and interest in and to the inventory which Seller owns and uses in the Business on the date hereof, which Purchaser has selected to purchase from Seller, and each item of which is described and set forth on SCHEDULE 2.1(A) hereto along with the item number, unless otherwise indicated at a price equal to Seller's cost per item, PLUS 4 percent (4%) (the "Inventory"). It is understood and agreed between the parties that Purchaser shall have the right but not the obligation to purchase up to an aggregate of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) of Seller's Inventory in accordance with the costs set forth on SCHEDULE 2.1(A), provided, however, that Purchaser agrees to purchase from Seller all of the Inventory related to Apple Computer, Inc.'s Powerbook 1400 laptop computer as specifically identified in SCHEDULE 2.1(A). Purchaser shall bear the cost of shipping the Inventory to Purchaser's locations.

                  (b) Seller shall retain the inventory which is described and set forth on Schedule 2.1(b) ("Retained Inventory"). Notwithstanding any other provision of this Agreement or the Covenant not to Compete, Seller may during the one hundred and eighty (180) day period after the Closing: (i) use the name "Focus Enhancements"; (ii) use existing packaging; and (iii) contact Seller's customers of the Business, to sell and/or liquidate the Retained Inventory.

         3.       LIABILITIES.

                  (a) The parties expressly agree that Purchaser shall not assume or otherwise become liable for any obligations or liabilities of Seller, including without limitation: (a) federal, state, local, foreign or other taxes attributable to the Business to the extent they relate to the Business prior to the Closing Date; (b) any and all liabilities, obligations, duties and warranties, absolute or contingent, known or unknown, whether in tort, contract, or for violation of any law, statute, rule or regulation by Seller or any of its employees or agents, relating to the operation of the Business prior to the Closing Date, including but not limited to any and all claims or amounts due to Seller's customers or distributors of the Business, in connection with certain provisions of Seller's customer contracts relating to cooperative advertising, price protection, and inventory rotation programs; (c) any and all liabilities and obligations to employees of the Seller; (d) any and all liabilities of the Seller with respect to or arising out of any employee benefit plan or any other plans or arrangements for the benefit of employees that are sponsored or maintained by the Seller or any affiliated company; (e) and any and all liabilities relating to any default under any of the obligations, duties, warranties and liabilities of Seller to the extent such default existed prior to the Closing Date.

                  (b) Purchaser, based upon and in reliance on the representations made by Seller in Subsection 7.6(b) shall assume and be solely responsible for any and all warranty claims made by customers of Seller after the Closing with respect to products sold by the Business prior to the Closing ("Warranty Claims"), provided that such Warranty Claims are in the ordinary course of business as defined in Subsection 7.6(b). In consideration of the assumption of the Warranty Claims the Inventory Purchase Price, as defined below, shall be reduced by $21,000 (the "Warranty Claims Adjustment").

         4.       PURCHASE PRICE.

                  4.1 PRICE FOR ASSETS. The purchase price for the Assets being acquired hereunder shall be paid to Seller in shares of the common stock, $0.001 par value per share, of Purchaser ("Purchaser Common Stock") to be issued by Purchaser at the Closing. The number of shares of Purchaser Common Stock that will be issued by Purchaser to Seller as the purchase price for the Assets shall be determined by dividing (a) Seven Hundred Thousand and 00/100 Dollars ($700,000.00) (the "Asset Purchase Price") by (b) the average closing sale price of a share of Purchaser Common Stock on The NASDAQ SmallCap Market for the thirty (30) consecutive calendar days which precede the Closing Date, as reported (absent manifest error in the printing thereof) by the Wall Street Journal (Eastern Edition).

                  4.2 PRICE FOR INVENTORY. The purchase price for the Inventory being acquired hereunder shall be paid to Seller in the form of a company check from Purchaser in the amount of One Hundred Fifty Nine Thousand, Three Hundred and Seventy-One and 39/100 Dollars ($159,371.39) less the Warranty Claims Adjustment (the "Inventory Purchase Price").

         5.       THE CLOSING.

                  5.1 TIME AND PLACE. Subject to and after fulfillment or waiver of the conditions set forth in SECTIONS 10 AND 11 of this Agreement, the closing of the purchase and sale of Assets and the Inventory (the "Closing") shall take place at 10:00 a.m. on or before September 30, 1997 or on such date that the parties hereto shall agree (the "Closing Date"), at the offices of Purchaser's legal counsel, Akerman, Senterfitt & Eidson, P.A., in Miami, Florida or such other location as the parties may agree.

                  5.2 PROCEDURE AT THE CLOSING. At the Closing, the parties agree that the following shall occur:

                  (a) Seller shall have satisfied each of the conditions set forth in SECTION 10.

                  (b) Purchaser shall have satisfied each of the conditions set forth in SECTION 11.

                  (c) Seller shall execute and deliver to Purchaser such deeds, bills of sale, endorsements, assignments, releases and other instruments, in such form as is reasonably satisfactory to Purchaser and as shall be necessary to vest in Purchaser good and marketable title to the Assets and Inventory, including, without limitation, a Bill of Sale and Assignment in the form attached hereto as EXHIBIT A, and Seller shall deliver to Purchaser immediate possession of the Assets and Inventory. In addition, at Closing, Seller shall duly execute and deliver to Purchaser a Covenant not to Compete, in the form attached hereto as EXHIBIT B. Seller agrees to execute and deliver to Purchaser from time to time such further and particular assignments, consents, or other instruments in writing as Purchaser may request as appropriate or desirable to confirm its title in and to any and all of the Assets and Inventory sold, conveyed and assigned to Purchaser.

                  (d) At the Closing, Purchaser shall issue to Seller, for the Asset Purchase Price, certificates representing the shares of Purchaser Common Stock described in SECTION 4.1 and shall deliver such shares to Seller in the following manner: (i) Purchaser shall deliver into escrow in accordance with
SECTION 12.3 certificates evidencing ten percent (10%) of the Asset Purchase Price (the "Escrow Shares"), rounded to the nearest whole share, and (ii) Purchaser shall deliver to Seller one or more certificates evidencing the balance of the shares of Purchaser Common Stock described in SECTION 4.1. At the Closing, Seller shall duly execute and deliver to Purchaser a sufficient number of stock powers in blank, with signature guarantees, for use in connection with the Escrow Shares. At the Closing, Purchaser shall also deliver to Seller, for the Inventory Purchase Price, cash in the form of a company check from Purchaser.

         6. REPRESENTATIONS AND WARRANTIES OF PURCHASER. As a material inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser makes the following representations and warranties to Seller:

                  6.1 CORPORATE STATUS. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted. There is no pending or, to the knowledge of Purchaser, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Purchaser.

                  6.2 CORPORATE POWER AND AUTHORITY. Purchaser has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Purchaser has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

                  6.3 CAPITALIZATION. As of the Closing, the authorized capital stock of Purchaser will consist of 20,000,000 shares of Common Stock, of which 1,732,500 shares are issued and outstanding and 497,781 shares are reserved for issuance upon exercise of outstanding options and warrants; and 1,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are issued and outstanding. As of the Closing, all of the outstanding shares of Purchaser's Common Stock are validly issued, fully paid and non-assessable.

                  6.4 PURCHASER COMMON STOCK. Upon consummation of the transactions contemplated hereby and the issuance and delivery of certificates representing the Shares of Purchaser Common Stock to Seller, such shares will be validly issued, fully paid, non-assessable and free of preemptive rights or similar rights of stockholders of Purchaser.

                  6.5 ENFORCEABILITY. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

                  6.6 NO CONFLICTS. Except as set forth on SCHEDULE 6.6 hereto, the execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated by this Agreement will not (a) conflict with the Articles of Incorporation or Bylaws of Purchaser, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any governmental authority or of any arbitration award which is either applicable to, binding upon or enforceable against Purchaser or the Purchaser Common Stock, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract which is applicable to, binding upon or enforceable against Purchaser, (d) result in or require the creation or imposition of any Lien (as defined below) upon or with respect to any of the properties or assets of any of Purchaser, (e) give to any individual or entity a right or claim against Purchaser or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other person, except any filings to be made with the Securities and Exchange Commission. Without limitation on any of the foregoing, no consent or approval of or notice to or other action by any governmental body or agency or any other person or party is required in connection with the execution and delivery of this

Agreement, or any other document delivered pursuant to or in connection with this Agreement. No governmental licenses, consent or permits are required in connection with issuance and delivery of the Purchaser Common Stock to Seller. For the purposes of this Agreement, the term "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind.

                  6.7 LITIGATION. There is no action, suit, or other legal or administrative proceeding or investigation pending, or to the best knowledge of Purchaser, threatened, anticipated or contemplated against, by or affecting the Purchaser relating to the Business which would question the validity or enforceability of this Agreement or the transactions contemplated thereby.

                  6.8 ACCURACY OF INFORMATION FURNISHED. No representation, statement or information contained in this Agreement (including, without limitation, the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. Purchaser has provided Seller with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

                  6.9 UNDERWRITER'S CONSENT. Purchaser has notified in writing the underwriters of its initial public offering of the issuance of Purchaser Common Stock, and such underwriters have verbally approved such issuance.

                  6.10 SALES TAX AUDIT. The sales tax audit assessment referred to in Purchaser's June 30, 1997 Form 10-Q has been resolved for less than $25,000.

         7. REPRESENTATIONS AND WARRANTIES BY SELLER. As a material inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller makes the following representations and warranties to Purchaser:

                  7.1 ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Seller's taxpayer identification number is 04-3186320. There is no pending or, to the knowledge of Seller, threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Seller.

                  7.2 AUTHORITY. Seller has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Seller has taken all corporate action necessary to authorize the execution and delivery of this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

                  7.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

                  7.4 NO CONFLICTS. Except as set forth in SCHEDULE 7.4 hereto, the execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated by this Agreement will not (a) conflict with the Certificate of Incorporation or Bylaws of Seller, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any governmental authority or of any arbitration award which is either applicable to, binding upon or enforceable against Seller or the Assets and/or Inventory, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract which is applicable to, binding upon or enforceable against Seller, (d) result in or require the creation or imposition of any Lien (as defined below) upon or with respect to any of the properties or assets of any of Seller, (e) give to any individual or entity a right or claim against Seller or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other person, except any filings to be made with the Securities and Exchange Commission. Without limitation on any of the foregoing, except as set forth in SCHEDULE 7.4, no consent or approval of or notice to or other action by any governmental body or agency or any other person or party is required in connection with the execution and delivery of this Agreement, the Bill of Sale and Assignment, the Covenant Not to Compete or any other document delivered pursuant to or in connection with this Agreement. No governmental licenses, consent or permits are required in connection with selling and transferring the Assets and/or Inventory to Purchaser. For the purposes of this Agreement, the term "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind.

                  7.5 LITIGATION. There is no action, suit, or other legal or administrative proceeding or investigation pending, or to the best knowledge of Seller, threatened, anticipated or contemplated against, by or affecting the Seller relating to the Business which would question the validity or enforceability of this Agreement or the transactions contemplated thereby, including, without limitation, Seller's title to or ability to convey a good, marketable, and unencumbered title in the Assets and/or Inventory.

                  7.6 GOOD TITLE; ADEQUACY; CONDITION; AND WARRANTIES.

                  (a) Seller has, and at the Closing will have, good and marketable title to the Assets and Inventory with full power to sell, transfer and assign the same, free and clear of any Lien and by delivery of the Bill of Sale and Assignment, as contemplated by SECTION 5.2(c), Seller will deliver to Purchaser title to such Assets and Inventory free and clear of any Lien. Seller covenants and agrees that it will warrant and defend the title to the property hereby sold to Purchaser, its successors and assigns, against the lawful claims, demands and charges of all persons whomsoever. The Assets and Inventory constitute in the aggregate, substantially all of the assets and properties used in the Business. The Inventory is packaged and in good sellable condition, has been stored in accordance with manufacturers recommendations and is not obsolete except as so indicated.

                  (b) All warranties offered by Seller on the Inventory are set forth on SCHEDULE 7.6 hereto. During the one (1) year period immediately preceding the Closing Date, warranty claims with respect to products sold by the Business did not exceed the Warranty Claims Adjustment. Warranty Claims shall be deemed to be in the "Ordinary Course of Business" so long as they do not on an annual basis exceed the Warranty Claims Adjustment.

                  7.7 EMPLOYEES. Seller does not have any employment contracts, agreements or arrangements with any of its employees that will affect Purchaser or the Assets and/or the Inventory being acquired hereunder.

                  7.8 COMPLIANCE WITH LAWS. Seller is and has been in compliance, in all material respects, with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), and its properties and assets (in each case owned or used by it now or in the past), including, without limitation, all laws, regulations and orders relating to health, safety and protection of the environment.

                  7.9 FINANCIAL INFORMATION; CONTRACTS; RECORDS. On and prior to the date hereof, Seller has delivered to Purchaser information requested by Purchaser relating to sales and gross margins of the Business, which information is derived from the books and records of the Seller, such books and records are accurate and complete in all material respects. Seller has no other material relationship with suppliers or customers relating to the Business other than as set forth in SCHEDULES 1.1 AND 1.2. On or prior to the date hereof, Seller has delivered or made available to Purchaser true, complete and correct copies (in all material respects) of all books, records, tax returns, supporting work papers, federal, state and local taxing authority audit reports and correspondence relating to the Business.

                  7.10 ACCURACY OF INFORMATION FURNISHED. No representation, statement or information contained in this Agreement (including, without limitation, the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. Seller has provided Purchaser with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

                  7.11 INVESTMENT INTENT; INVESTOR STATUS; SECURITIES DOCUMENTS. Seller is acquiring the Purchaser Common Stock for its own account for investment purposes only and not with a view to, or for the sale in connection with, any distribution of any of the Purchaser Common Stock, except in compliance with applicable state and federal securities laws. Seller has had the opportunity to discuss the transactions contemplated hereby with Purchaser and has had the opportunity to obtain such information pertaining to Purchaser as has been requested, including but not limited to filings made by Purchaser with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Seller has such knowledge and experience in business or financial matters that it is capable of evaluating the merits and risks of an investment in the Purchaser Shares.

                  7.12 TAX MATTERS. The Seller has filed or obtained valid extensions to file all tax returns, filings and information statements (collectively, "Tax Returns") relating to taxes, fees and other assessments imposed by federal, state or local governmental body or agency with taxing authority (collectively, "Taxes") required to be filed prior to the date hereof, except where the failure to file such returns, filings and information statements would not have a material adverse effect on Seller or the Business, and to the knowledge of Seller, all such Tax Returns have been prepared in compliance with all applicable laws and regulations. All Taxes due and payable by or with respect to Seller and the Business have been paid, and those Taxes not yet due and payable are accrued on the books and records of Seller as of the Closing and cash has been reserved by Seller for the payment thereof in full when due and payable. There is no action, suit, proceeding, audit or claim now in progress, pending or to the knowledge of Seller, threatened against or with respect to Seller regarding Taxes. There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the Seller or its assets as they relate to the Business.

                  7.13 INTELLECTUAL PROPERTY. Except as set forth on SCHEDULE
1.4 Seller has full legal right, title and interest to the Intellectual Property as described in SECTION 1.4 and has not granted any rights in or to the same to any third party. To the knowledge of Seller and except as set forth on SCHEDULE 1.4, the conduct of the Business as presently conducted, and the conduct, use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any person or entity, and no person or entity is infringing on the Intellectual Property. Except as set forth on SCHEDULE 1.4, no payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of Seller, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         8. ADDITIONAL AGREEMENTS.

                  8.1 FURTHER ASSURANCES; CLOSING DATE. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. The parties understand and agree that each shall use their best efforts to close the transactions contemplated hereunder; subject to Purchaser's due diligence of Seller's Business, on or before September 30, 1997.

                  8.2 ACCESS TO INFORMATION. From the date hereof to the Closing Date, Seller shall, and shall cause its directors, officers, employees, auditors, counsel and agents to, afford Purchaser and Purchaser's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices and other facilities, to its officers and employees and to all books and records to the extent the same relates to the Business, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by Purchaser shall affect any representation or warranty in this Agreement.

                  8.3 NOTIFICATION OF CERTAIN MATTERS. Seller shall give prompt notice to Purchaser of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition or agreement contained herein not to be complied with or satisfied.

                  8.4 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective affiliates, employees, agents and representatives shall disclose to any third party this Agreement, the subject matter or terms hereof or any confidential information or other proprietary knowledge concerning the business or affairs of the other party which it may have acquired from such party in the course of pursuing the transactions contemplated by this Agreement without the prior written consent of the other party hereto; PROVIDED, that any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party, shall not be deemed confidential information. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior written approval of the other parties. Notwithstanding anything in the foregoing to the contrary, each party may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of the respective exchanges in which the parties are listed.

                  8.5 NO OTHER DISCUSSIONS. Seller and their affiliates, employees, agents and representatives will not (a) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets or inventory relating to the Business (a "Competing Transaction"), or (b) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. Seller will immediately notify Purchaser if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

                  8.6 FORWARDING INQUIRIES. Seller hereby agrees, represents and covenants that it shall promptly refer to Purchaser any and all inquiries received by Seller from third parties after the Closing Date in connection with the Business for a period of two (2) years following the Closing Date.

                  8.7 SALE OF INVENTORY. Seller hereby represents and warrants that, except as set forth on SCHEDULE 8.7, during the 180 days prior to the date hereof, Seller has not sold, conveyed, granted, assigned, transferred or delivered any inventory related to the Business for a price less than ninety percent (90%) of Seller's normal sales prices as reflected in the records provided to Purchaser hereunder.

                  8.8 RESTRICTIVE COVENANTS. At the Closing Seller shall enter into a Covenant Not to Compete attached hereto at EXHIBIT B pursuant to which Seller agrees not to compete with Purchaser and the Business for a period of five (5) years from the Closing Date.

                  8.9 DELIVERY OF PROPERTY RECEIVED BY THE COMPANIES AFTER CLOSING. Seller agrees that it will transfer or deliver to Purchaser, promptly after the receipt thereof, any cash or other property which it receives after the Closing Date in respect of any contracts, commitments, sales orders, purchase orders or of any other items transferred or intended to be transferred to Purchaser as part of the Assets and/or Inventory under this Agreement.

                  8.10 SELLER COOPERATION. Seller shall cooperate and in good faith endeavor to introduce Purchaser to Seller's customers of the Business and shall assist Purchaser in its efforts to execute customer contracts with said customers.

         9. CONDITIONS TO THE OBLIGATIONS OF PURCHASER. The obligations of Purchaser to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by Purchaser:

                  9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Seller contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time. Seller shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Seller shall have delivered to Purchaser a certificate, dated as of the Closing Date and signed by an executive officer of Seller, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

                  9.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Closing Date, (a) there shall have been no material adverse change to the Assets, Inventory or the Business, (b) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the Assets, Inventory or the Business, and (c) none of the Assets or Inventory shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a material adverse effect thereon, and Seller shall have delivered to Purchaser a certificate, dated as of the Closing Date and signed by an executive officer of Seller, to that effect.

                  9.3 CONSENTS. Seller shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of Seller from any person or entity from whom such consent or waiver is required under any contract transferred hereunder. Purchaser shall have received the necessary consents to the transactions hereby from its lenders.

                  9.4 SECURITIES LAWS. Purchaser shall have received all necessary consents and otherwise complied with any state Blue Sky or securities laws applicable to the issuance of the Purchaser Common Stock in connection with the transactions contemplated hereby.

                  9.5 EXECUTION AND DELIVERY OF DOCUMENTS. At the Closing, Seller shall have executed and delivered those documents set forth in SECTION
5.2. In addition, Seller shall deliver (a) certificate(s) of legal existence and corporate good standing of the Seller, issued by the Secretary of State of Delaware; and (b) certificate(s) of the vote of the Board of Directors of the Seller authorizing, approving and directing the execution, delivery and performance by the Seller of this Agreement, and the transactions contemplated hereby, in form and substance satisfactory to the Purchaser.

                  9.6 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transactions contemplated hereby, and which, in the judgment of Purchaser, makes it inadvisable to proceed with the transactions contemplated hereby.

                  9.7 DUE DILIGENCE REVIEW. Purchaser shall be satisfied with the results of its due diligence review hereunder.

                  9.8 ESCROW AGREEMENT. Seller, Purchaser and Akerman, Senterfitt & Edison, P.A. as Escrow Agent, shall have each executed the Escrow Agreement in substantially the form as set forth as EXHIBIT 12.3.

         10. CONDITIONS TO THE OBLIGATIONS OF SELLER. The obligations of Seller to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part by Seller.

                  10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Purchaser contained in this Agreement shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time except (a) for changes specifically permitted by or disclosed pursuant to this Agreement, and
(b) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Purchaser shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Purchaser shall have delivered to Purchaser a certificate, dated as of the Closing Date, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

                  10.2 PURCHASER SHARES. At the Closing, Purchaser shall have issued all of the shares of Purchaser Common Stock as set forth in SECTION 5.2(c).

                  10.3 CONSENTS. Seller shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of Seller from any person or entity from whom such consent or waiver is required under any contract transferred hereunder. Purchaser shall have received the necessary consents to the transactions hereby from its lenders and the underwriter of its initial public offering.

                  10.4 SECURITIES LAWS. Purchaser shall have received all necessary consents and otherwise complied with any state Blue Sky or securities laws applicable to the issuance of the Purchaser Common Stock in connection with the transactions contemplated hereby.

                  10.5 EXECUTION AND DELIVERY OF DOCUMENTS. At the Closing, Purchaser shall have executed and delivered those documents set forth in SECTION
5.2. In addition, Purchaser shall deliver (a) certificate(s) of legal existence and corporate good standing of the Purchaser, issued by the Secretary of State of Florida; and (b) certificate(s) of the vote of the Board of Directors of the Purchaser authorizing, approving and directing the execution, delivery and performance by the Purchaser of this Agreement, the issuance of the Purchaser Common Stock and the transactions contemplated hereby, in form and substance satisfactory to the Seller.

                  10.6 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transactions contemplated hereby, and which, in the judgment of Seller makes it inadvisable to proceed with the transactions contemplated hereby.

                  10.7 ESCROW AGREEMENT. The parties to the Escrow Agreement shall have executed and delivered the Escrow Agreement.

         11. REGISTRATION RIGHTS. The Seller shall have the following registration rights with respect to the shares of Purchaser Common Stock issued hereunder (the "Purchaser Shares") issued to Seller hereunder:

                  11.1 PIGGY-BACK REGISTRATION RIGHTS FOR PURCHASER SHARES; FILING OF REGISTRATION STATEMENT.

                  (a) Within six (6) months from the date of this Agreement, whenever Purchaser proposes to file a Registration Statement (as defined below), it will, prior to such filing, give written notice to Seller of its intention to do so and, upon the written request of Seller given within 5 days after the Purchaser provides such notice (which request shall state the intended method of disposition of the Registrable Shares (defined below), Purchaser shall use its best efforts to cause all such Purchaser Shares (the "Registrable Shares") which Purchaser has been requested by Seller to register to be registered under the Securities Act of 1933, as amended (the "Securities Act"), to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of Seller; PROVIDED, HOWEVER, that Seller shall have the right to postpone or withdraw any registration effected pursuant to this Section without any obligation to Seller whatsoever.

                  (b) In connection with any registration under this SECTION 12 involving an underwritten offering, Purchaser shall not be required to include any Registrable Shares in such registration unless the holder thereof accepts the terms of the underwriting as agreed upon between Purchaser and the underwriters of Purchaser. If, in the opinion of the managing underwriter, it is appropriate because of marketing factors to limit the number of Registrable Shares to be included in the offering, then Purchaser shall be required to include in the registration only that number of Registrable Shares, if any, which the managing underwriter believes should be included therein, and shall be entitled to include before such Registrable Shares up to the number of Purchaser Shares to be issued by Purchaser in the offering. If the number of Registrable Shares to be included in the offering in accordance with the foregoing is less than the total number of shares which the holder of Registrable Shares has requested to be included, then the holder of Registrable Shares who has requested registration and other holders of securities entitled to be included in such registration shall participate in the registration pro rata based upon their total ownership of shares of common stock of Purchaser subject to the managing underwriter's discretion.

                  (c) For the purposes of this Section the term "Registration Statement" means a registration statement filed by Purchaser with the Securities and Exchange Commission (the "SEC") for a public offering and sale of common stock of Purchaser (other than a Registration Statement on Form S-4, or its successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

                  11.2 DEMAND REGISTRATION RIGHTS FOR PURCHASER SHARES; FILING OF REGISTRATION STATEMENT. At any time after the four (4) month period following the Closing Date if Purchaser has not filed a Registration Statement for the Purchaser Shares, then Seller shall have the right to provide written notice to Purchaser demanding Purchaser register the Purchaser Shares within sixty (60) days after receipt of such written notice, subject to the following:

                  (a) The Seller acknowledges and agrees that the issuance of Purchaser Shares may be subject to prior written consent of the underwriters of Purchaser's initial public offering. Purchaser will use its reasonable efforts to obtain consent from such underwriters to register the Purchaser Shares under the Securities Act. Assuming such consent is obtained, and upon receipt of the written demand notice from Seller to register the Purchaser Shares, Purchaser will utilize reasonable efforts to cause the filing of such Registration Statement. Purchaser will use reasonable efforts to have the Registration Statement become effective and cause the Purchaser Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder reasonably requests. Notwithstanding the foregoing, Purchaser may delay filing a Registration Statement, and may withhold efforts to cause the Registration Statement to become effective, if Purchaser determines in good faith that such registration might interfere with or affect the negotiation or completion of any transaction that is being contemplated by Purchaser (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised.

                  (b) Seller shall pay only those expenses indicated below incurred by Purchaser in connection with the registration, qualification and/or exemption of the Purchaser Shares under this SECTION 11.2, including any SEC and state securities law registration and filing fees, printing expenses, fees and disbursements of Purchaser's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by Purchaser in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein ("Registration Expenses"). The following Registration Expenses shall be paid by Seller: (i) if a Registration Statement is filed on Form S-1 prior to February 14, 1998, due to Seller's demand Seller shall pay all reasonable Registration Expenses; (ii) if a Registration Statement is filed after February 14, 1998, due to Seller's demand Seller shall pay up to $20,000 of Registration Expenses. Purchaser shall not be liable for any sales, broker's or underwriting commissions or other selling expenses incurred upon sale by any Holder of any of the Purchaser Shares. Notwithstanding the foregoing, in the event that shares of Purchaser Common Stock other than shares held by Seller are included on the Registration Statement then Seller shall pay only its pro-rata portion of expenses.

                  11.3 AMENDMENTS AND SUPPLEMENTS. Purchaser shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Purchaser Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Purchaser shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. If, after a Registration Statement becomes effective, Purchaser advises the Holders that Purchaser considers it appropriate that the Registration Statement be amended, the Holders shall suspend any further sales of the Purchaser Shares until Purchaser advises the Holders that the Registration Statement has been amended.

                  11.4 DURATION. Purchaser shall maintain the effectiveness of the Registration Statement until such time as Purchaser reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the Purchaser Shares then owned by the Holders without the need for continued registration of the shares, in the three month period immediately following the termination of the effectiveness of the Registration Statement. Purchaser's obligations contained in this SECTION 12 shall terminate on the first anniversary of the Closing Date.

                  11.5 FURTHER INFORMATION. If Purchaser Shares owned by a Holder are included in any registration, such Holder shall furnish Purchaser such information regarding itself as Purchaser may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         12. AGREEMENT BY SELLER TO INDEMNIFY.

                  12.1 INDEMNIFICATION. Seller agrees to indemnify and hold Purchaser harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Purchaser (collectively "Indemnifiable Damages") resulting from or arising out of (i) any breach of a representation or warranty made by Seller in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by Seller in or pursuant to this Agreement, or (iii) Seller's ownership or operation of the Business, Assets and/or Inventory prior to Closing.

                  12.2 SURVIVAL; RELIANCE. Each of the representations and warranties made by Seller in this Agreement or pursuant hereto shall survive the closing of the transactions contemplated hereby until September 30, 1999. Notwithstanding any knowledge of facts determined or determinable by the Purchaser by investigation, the Purchaser shall have the right to fully rely on the representations and warranties of Seller in this Agreement.

                  12.3 ESCROW OF PURCHASER SHARES AND CASH. The Escrow Shares shall be held in escrow, pursuant to the terms of the Escrow Agreement attached hereto as EXHIBIT 12.3, for a period of six (6) months to secure the indemnifications under this SECTION 12 by Seller and for the purpose of funding any Warranty Claims not in the Ordinary Course of Business.

                  12.4 BASKET. The foregoing notwithstanding, the Seller shall not be obligated to pay any claims under this Section 12 unless and until the aggregate amount of all claims for indemnification sought by Purchaser exceeds $25,000. Once the aggregate amount of claims exceeds $25,000, Purchaser shall be entitled indemnity for ALL such amounts of such claims (including the first $25,000).

         13. AGREEMENT BY PURCHASER TO INDEMNIFY.

                  13.1 INDEMNIFICATION. Purchaser agrees to indemnify and hold Seller harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Seller (collectively "Indemnifiable Damages") resulting from or arising out of (i) any breach of a representation or warranty made by Purchaser in or pursuant to this Agreement, or (ii) any breach of the covenants or agreements made by Purchaser in or pursuant to this Agreement, including in particular, Purchaser's obligations under Section 11 of this Agreement.

                  13.2 SURVIVAL; RELIANCE. Each of the representations and warranties made by Purchaser in this Agreement or pursuant hereto shall survive the closing of the transactions contemplated hereby until September 30, 1999. Notwithstanding any knowledge of facts determined or determinable by the Seller by investigation, the Seller shall have the right to fully rely on the representations and warranties of Purchaser in this Agreement.

                  13.3 BASKET. The foregoing notwithstanding, the Purchaser shall not be obligated to pay any claims under this Section 13 unless and until the aggregate amount of all claims for indemnification sought by Seller exceeds $25,000. Once the aggregate amount of claims exceeds $25,000, Seller shall be entitled indemnity for ALL such amounts of such claims (including the first $25,000).

         14. SECURITIES LAWS MATTERS.

                  14.1 DISPOSITION OF SHARES. Seller is acquiring the such shares for its own account for investment purposes only and not with a view to, or for the sale in connection with, any distribution of any of the Purchaser Shares, except in compliance with applicable state and federal securities laws. Seller has had the opportunity to discuss the transactions contemplated hereby with Purchaser and have had the opportunity to obtain such information pertaining to Purchaser as has been requested, including but not limited to filings made by Purchaser with the Securities and

Exchange Commission under the Securities Exchange Act of 1934, as amended. Seller has such knowledge and experience in business or financial matters that it is capable of evaluating the merits and risks of an investment in the Purchaser Shares.

                  14.2 LEGEND. The certificates representing the Purchaser Shares shall bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Purchaser may, unless a Registration Statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

         15. MISCELLANEOUS.

                  15.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party)

IF TO PURCHASER:                            WITH A COPY TO:

Advanced Electronic Support Products, Inc.  Akerman, Senterfitt & Eidson, P.A.
1810 N.E. 144th Street                      One S.E. 3rd Avenue
North Miami, Florida 33181                  27th Floor
Attn: Slav Stein                            Miami, Florida 33131
Telecopy:  (305) 652-8489                   Attn: Philip B. Schwartz, Esq.
                                            Telecopy:  (305) 374-5095

IF TO SELLER:                               WITH A COPY TO:

Focus Enhancements, Inc.                    Sullivan & Worcester
142 North Road                              One Post Office Square
Sudbury , Massachusetts 01776               Boston, Massachusetts 02109
Attn: Thomas Massie                         Attn: John Piccione, Esq.
Telecopy:  (508)371-8471                    Telecopy: (617) 338-2883

                  15.2 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

                  15.3 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Schedules and Exhibits constitute a part hereof as though set forth in full above.

                  15.4 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

                  15.5 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

                  15.6 REMEDIES CUMULATIVE. The remedies provided in this Agreement shall be cumulative and shall not preclude Purchaser or any of its shareholders from asserting any other right, or seeking any other remedies or against Seller.

                  15.7 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. The rights and obligations of this Agreement may not be assigned by any of the parties without the prior written consent of the other party. Purchaser may assign all or any portion of its rights hereunder to one or more of its wholly owned subsidiaries.

                  15.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

                  15.9 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

                  15.10 GOVERNING LAW. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State, without application of the principles of conflict of laws.

                  15.11 JURISDICTION. Any suit, action or proceeding against either party arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof may be brought in the courts of Dade County, Florida or in the U.S. District Court for the Southern District of Florida hereby accept the nonexclusive jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, each of the parties hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Dade County, Florida or the U.S. District Court for the Southern District of Florida, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in such jurisdiction has been brought in an inconvenient forum.

                  15.12 SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

                        [Signatures to follow this page]

         IN TESTIMONY WHEREOF, the parties have executed this Agreement in duplicate originals, one of which is retained by each of the parties, as of the day and year first above written.

                                ADVANCED ELECTRONIC SUPPORT
                                PRODUCTS, INC., a Florida corporation

                                By:_____________________________________________
                                   Slav Stein
                                   President and Chief Executive Officer

                                FOCUS ENHANCEMENTS, INC., a Delaware
                                corporation

                                By:_____________________________________________
                                   Harry G. Mitchell
                                   Senior Vice President and
                                   Chief Financial Officer

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A                  Form of Bill of Sale Assignment

Exhibit B                  Form of Covenant Not-to-Compete

Exhibit 12.3               Escrow Agreement

Schedule 1.1               Supplier Lists and Accounts

Schedule 1.2               Customer Lists and Accounts

Schedule 1.3               Marketing and Advertising

Schedule 1.4               Intellectual Property

Schedule 2.1(a)            Inventory

Schedule 2.1(b)            Retained Inventory

Schedule 6.6               Purchaser Conflicts and Consents

Schedule 7.4               Seller Conflicts and Consents

Schedule 7.6               Warranties